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                                                                    EXHIBIT 99.1


                           CONSENT OF G. RONALD WITTEN


Pursuant to Rule 438 of the Securities Act of 1933, as amended, the undersigned hereby consents to all references to him in the Registration Statement on Form S-11, including any amendments thereto (each a "Registration Statement") of Behringer Harvard REIT I, Inc., and the prospectus included therein, including, without limitation, any references under the heading "Management" to the undersigned serving as a future director and/or future member of the audit committee of Behringer Harvard REIT I, Inc. I also grant my permission to include a copy of this consent as a part of any Registration Statement.

April 7, 2004

                                       By:   /s/ G. Ronald Witten
                                             ----------------------------

                                       Name: G. Ronald Witten
                                             ----------------------------